MEMBERSHIP INTEREST AGREEMENT

ROTVIG LABS, LLC

a Delaware limited liability company

This Membership Interest Agreement (the “Agreement”) is made as of May 7, 2011, by and between all the Members of Rotvig Labs, LLC, a Delaware limited liability company, as listed on Exhibit A (the “Members”) and Concept Art House, Inc., a Delaware corporation ("CAH”).

AGREEMENT

WHEREAS, the Members are the owners and holders of all of the outstanding Membership Interest of Rotvig Labs, LLC (the “Company”); and

WHEREAS, as set forth in that certain Rotvig Labs, LLC Service and Profit Sharing Agreement, dated as of May, 4th 2011 by and between the Members and the CAH, (the “Service and Profit Sharing Agreement”), the Members desire to grant to CAH, and CAH desires to receive from the Members, the membership interest of the Company upon the terms and conditions and for the consideration set forth below;

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, the undersigned agree as follows:

1.          Grant of Membership Interest. Subject to the terms and conditions of this Agreement, on the Grant Date (as defined below) the Members will issue to CAH, and CAH agrees to receive from the Members, a eight percent (8%) Membership Interest in the Company as per the terms and conditions set forth in the Service and Profit Sharing Agreement. The term “Membership Interest” refers to the granted Membership Interest and all securities received in replacement of or in connection with the Membership Interest pursuant to dividends or splits, all securities received in replacement of the Membership Interest in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which CAH is entitled by reason of CAH’s ownership of the Membership Interest.

2.          Grant. The grant of the Membership Interest under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties to this Agreement or on such other date as the Company and CAH shall agree (the “Grant Date”).

3.          Limitations on Transfer. CAH shall not assign, encumber or dispose of any interest in the Membership Interest except in compliance with the provisions set forth below and in Rotvig Labs’ Operating Agreement for Manager-Managed, dated as of January 28, 2011 (the “Operating Agreement”), attached hereto as Exhibit B.

(a)          Option

(i)          In the event of the termination of CAH’s services under the Service and Profit Sharing Agreement, the Members shall, upon the date of such termination (the “Termination Date”), have an irrevocable, exclusive option (the “Option”) for a period of one hundred eighty (180) days from such date to rescind any portion of the Membership Interest held by CAH as of the Termination Date which have not yet been released from the Option.

(ii)          The Option shall be exercised by the Members by written notice at any time within one hundred eighty (180) days following the Termination Date to CAH or CAH’s. Upon delivery of such notice, the Members shall become the legal and beneficial owner of the Membership Interest being rescinded and all rights and interest therein or related thereto, and the Members shall have the right to transfer to their own names the number of Membership Interest being rescinded by the Members, without further action by CAH.

(iii)          One hundred percent (100%) of the Membership Interest shall be subject to the Option. Vesting of the Membership Interest granted under this Agreement shall be as follows: twenty five percent (25%) of the Membership Interest shall be released from the Option for every $10,000 in Committed Art Services provided by CAH to the Company (as defined in Section 1.1 of the Service and Profit Share Agreement) until all of the CAH’s Membership Interest is released from the Company’s Option.

(b)          Right of First Refusal. Before any Membership Interest held by CAH or any transferee of CAH (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Membership Interest (the “Right of First Refusal”).

(i)          Notice of Proposed Transfer. The Holder of the Membership Interest shall deliver to the Company a written notice (the “Notice”) stating: (A) the Holder’s bona fide intention to sell or otherwise transfer such Membership Interest; (B) the name of each proposed CAH or other transferee (“Proposed Transferee”); (C) the amount of Membership Interest to be transferred to each Proposed Transferee; and (D) the terms and conditions of each proposed sale or transfer. The Holder shall offer the Membership Interest at the same price (the “Offered Price”) and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee(s).

(ii)          Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Membership Interest proposed to be transferred to any one or more of the Proposed Transferees, at the Offered Price.

(iii)          Payment. Payment shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness, or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

2

(iv)        Holder’s Right to Transfer. If the entire amount of the Membership Interest proposed in the Notice to be transferred to a given Proposed Transferee is not purchased by the Company and/or its assignee(s) as provided in this Section 3(b), then the Holder may sell or otherwise transfer such Membership Interest to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within sixty (60) days after the date of the Notice and the Proposed Transferee agrees in writing that the provisions of this Section 3 shall continue to apply to the Membership Interest in the hands of such Proposed Transferee. If the Membership Interest described in the Notice is not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Membership Interest held by the Holder may be sold or otherwise transferred.

4.          Miscellaneous.

(a)          Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(b)          Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c)          Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then: (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d)          Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e)          Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

3

Notice to the Company and Members:

Rotvig Labs, LLC

427 N Tatnall St, #61508

Wilmington, Delaware 19801-2230

With a copy to:

Vasquez Benisek & Lindgren LLP

Attn: Eric. W. Benisek, Esq.

3685 Mt. Diablo Blvd., Ste. 300

Lafayette, CA 94549

Notice to CAH:

James Zhang

Concept Art House

785 Market St. Suite 1100

San Francisco, CA 94103

(f)          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g)          Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the successors and assigns of the parties to this Agreement. The rights and obligations of CAH under this Agreement may only be assigned with the prior written consent of the Company and its Managers.

[Signature Page Follows]

4

This Agreement has been executed as of the date first written above and may be executed in one or more counterparts, each, when taken together, shall constitute one and the same instrument.

CONCEPT ART HOUSE, INC.

/s/ James Zhang
Signature

James Zhang
Name

CEO
Title

ROTVIG LABS, LLC
a Delaware limited liability Company

/s/ Benjamin Lewis
Manager Signature

Benjamin Lewis
Manager Name

5

EXHIBIT A

MEMBERS OF ROTVIG LABS, LLC

a Delaware Limited Liability Company

Member Name	Ownership Percentage

Zachary Kuznia	50%

Andover Fund, LLC	50%